Exhibit 99.1

Freescale Announces Leadership Change

Chairman and CEO Michel Mayer to Step Down

AUSTIN, Texas, Feb. 8, 2008 – Freescale Semiconductor, a privately held, global leader in the design and manufacture of embedded semiconductors announced today that Michel Mayer, chairman and CEO, has decided to step down. The company and its board of directors have initiated a search for a new CEO. Mayer will continue in his current role until a successor has been identified and will remain chairman of the board until the transition is effective.

Mayer joined Freescale in May, 2004 and led the company through its transition from a semiconductor division of Motorola to a successful public company following an initial public offering in July 2004. In December 2006, Freescale became the largest leveraged buy-out (LBO) in the history of the technology industry.

“The Freescale team executed well over the last four years. Following a successful IPO, we dramatically improved the operating profitability of the company and strengthened the leadership team,” said Mayer. “One year into a successful LBO, the time is right for me and my family to take some time off before exploring new challenges. The company is well positioned to continue its transformation.”

“On behalf of the Board of Directors, I thank Michel for his leadership, contributions and stewardship of the company,” said Daniel F. Akerson, director of Freescale Semiconductor and managing director of The Carlyle Group. “With Michel at the helm and in conjunction with the senior leadership team, Freescale was able to successfully transition from a public to private company at a challenging time in the industry. Freescale is in a strong position today and we are confident it will continue to strengthen going forward. We will work closely with Michel and the senior management team to ensure a smooth transition.”

Contacts:

Freescale Media Relations

Robert Hatley

(512) 996-5134

Freescale Investor Relations

Mitch Haws

(512) 895-2454

The Carlyle Group (member of the ownership consortium)

Chris Ullman

(202) 729-5399

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale is one of the world’s largest semiconductor companies with 2007 sales of $5.7 billion (USD). www.freescale.com.

Freescale and the Freescale logo are trademarks of Freescale Semiconductor Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor Inc. 2008.

Caution Regarding Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.

Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors, which are described in greater detail under “Risk Factors” in our Registration Statement on Form S-4/A filed with the SEC on June 22, 2007. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this release.

2